                                                                    EXHIBIT 4.3

                            SPECIMEN UNIT CERTIFICATE
                      EACH UNIT CONSISTING OF ONE SHARE OF
                          COMMON STOCK, PAR VALUE $.10,
                         AND ONE REDEEMABLE COMMON STOCK
                                PURCHASE WARRANT

                                                               CUSIP 45320R 20 7

                                                                THIS CERTIFICATE
                                                                 IS TRANSFERABLE
                                                                   IN DENVER, CO


                          IMPLANT SCIENCES CORPORATION


THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of one share of Common Stock, par value $.10, and one Redeemable Common Stock Purchase Warrant (the "Warrant"). Each Warrant entitles the holder to purchase one share of Common Stock, at an
exercise price of $    (120% of the initial public offering price of the Common
Stock included in the Units) at any time commencing thirteen months after the date of the Prospectus (the "Commencement Date") and ending three years after the Commencement Date. The Warrants are redeemable by the Company at a redemption price of $.20 per Warrant at any time commencing thirteen months from the date of the Prospectus, provided that the reported closing bid price of the Common Stock as reported on the Nasdaq SmallCap Market, Inc. (or if the Common Stock is not traded on such market then on the principal trading market for the
Common Stock) averages at least $   (140% of the initial public offering price
of the Common Stock included in the Units) for a period of 15 consecutive trading days.

         The shares of Common Stock and Warrants comprising the Units shall be separately tradeable, upon the earlier of the determination of the Underwriter for the public offering of these Units and thirteen months from the Commencement Date. The Warrants can only be redeemed if a current prospectus covering the Warrants and the shares of Common Stock issuable thereunder is then in effect. The terms of the Warrants are governed by a Unit and Warrant Agreement dated as of April 9, 1999 (the "Unit and Warrant Agreement") between the Company and American Securities Transfer & Trust, Inc. as Warrant Agent (the "Agent") and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provision the holder of this Unit Certificate consents by acceptance hereof.

         Copies of the Unit and Warrant Agreement are on file at the office of the Agent at American Securities Transfer & Trust, Inc., ___________, Denver, Colorado 80201, and are available to any Unit or Warrant holder on written request and without cost.

         This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.


         IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted heron.

Dated:
       ------------------------

Countersigned and Registered
American Securities Transfer & Trust, Inc.
PO Box 1596
Denver, Colorado  80201
Transfer Agent and Registrar


By
   ----------------------------
   Authorized Signature


Implant Sciences Corporation
Corporate Seal


Implant Sciences Corporation


By:
    ---------------------------
    Treasurer, Vice President
    and Chief Financial Officer


By:
    ---------------------------
    President and Chief Executive
    Officer
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                          IMPLANT SCIENCES CORPORATION

     The Registered Holder hereby is entitled, at any time commencing on the Separation Date (as defined in the Unit and Warrant Agreement, dated April 9,
1999), to exchange each Unit represented by this Unit Certificate for Common Stock Certificates representing one share of Common Stock for each Unit represented by this Unit Certificate and Warrant Certificates representing one Warrant for each Unit represented by this Unit Certificate upon surrender of this Unit Certificate to the Unit Agent at its Corporate Office specified in the Unit and Warrant Agreement together with any documentation required by such Agent.

     REFERENCE IS MADE TO THE UNIT AND WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH UNIT AND WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE UNIT AND WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE UNIT AGENT, _____________________.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM  - as tenants in common
     TEN ENT  - as tenants by the entireties
     JT TEN   - as joint tenants with right of
                survivorship and not as tenants
                in common
     COM PROP - as community property

UNIF GIFT MIN ACT - ________ Custodian ________
                     (Cust)             (Minor)
                    under Uniform Gifts to Minors
                    Act _________________________
                                 (State)

UNIF TRF MIN ACT - ________ Custodian ________
                    (Cust)            (Minor)
                   under Uniform Transfers to Minors
                   Act _____________________________
                                 (State)

    Additional abbreviations may also be used though not in the above list.

     For Value Received, _____________________________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
 _____________________________________
|                                     |
|                                     |
|_____________________________________|

_______________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

_______________________________________________________________________________
Attorney to transfer the said Unit(s) on the books of the within named Company with full power of substitution in the premises.

Dated ___________________

                                 ______________________________________________
                         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                 CORRESPOND WITH THE NAME AS WRITTEN UPON THE
                                 FACE OF THIS UNIT CERTIFICATE IN EVERY
                                 PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT
                                 OR ANY CHANGE WHATEVER.

        SIGNATURE(S) GUARANTEED: ______________________________________________
                                 THE SIGNATURE(S) MUST BE GUARANTEED BY AN
                                 ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                 STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                 AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                 APPROVED SIGNATURE GUARANTEE MEDALLION
                                 PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.